CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2023 relating to the financial statements and financial highlights of Steward Funds, Inc., comprising Steward Covered Call Income Fund, Steward Equity Market Neutral Fund, Steward Global Equity Income Fund, Steward International Enhanced Index Fund, Steward Large Cap Core Fund, Steward Large Cap Growth Fund, Steward Large Cap Value Fund, Steward Select Bond Fund, Steward Small Cap Growth Fund, Steward Values-Focused Large Cap Enhanced Index Fund, and Steward Values-Focused Small-Mid Cap Enhanced Index Fund, for the year ended April 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Statement of Additional Information” and “Other Information” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 24, 2023